Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

GLOBAL SUNRISE, INC.

January 8th, 2007

A telephone meeting of the Board of Directors of Elderwatch Inc. (the “Corporation”), was held on January 8th at 9:00 AM Eastern Standard Time.

Directors participating in the meeting were:

Brant E. Hodyno and Peter Hodyno

The Board unanimously resolved the following:

RESOLVED:

that the Board take all necessary steps to achieve a forward split of the corporation’s issued and outstanding common stock on  Ten to One (10 - 1) basis bring the issued and outstanding shares to 52,000,000.

There being no further business, the meeting was adjourned.

/s/ Peter Hodyno

Brant E. Hodyno

    Peter Hodyno, Secretary

Brant E. Hodyno, President and Chairman of the Board